PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of September 26, 2019 (the “Effective Date”), by and between HILL UNIVERSITY PARTNERS OWNER, LLC, a Delaware limited liability company (“Seller”), and THE MUSE OWNER, LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:
Seller is the owner of the “Property” (more specifically defined herein) located at 2270 South University Boulevard, Denver Colorado. On the terms set forth herein, Seller desires to sell the Property to Purchaser and Purchaser desires to purchase the Property from Seller.

NOW THEREFORE, In consideration of the foregoing recitals, One Hundred and 00/100 Dollars ($100.00) (the “Contract Consideration”) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE
1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:
1.1.1    that certain tract or parcel of land situated in Denver County, Colorado more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way, strips or gores, privileges, easements, and development, mineral and air rights (collectively, the “Land”);
1.1.2    the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain apartment building, consisting of 120 residential apartment units (“Residential Units”), one ground-floor leasing office, and 137 parking spaces, having a street address of 2270 South University Boulevard, Denver, Colorado (collectively, the “Improvements”);
1.1.3    all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements or used exclusively in connection with the operation, ownership, maintenance, management, leasing or occupancy of the Improvements, including specifically, without limitation, appliances, furniture, art work, carpeting, draperies and curtains, office equipment, tools and supplies, materials not incorporated in the Improvements and held for repairs and replacements, satellite dishes, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements, and those personal property items set forth on EXHIBIT D attached hereto (collectively, the “Personal Property”);
1.1.4    all of Seller’s right, title and interest in and to (i) all leases, subleases, licenses and other occupancy contracts, whether or not of record, which provide for the use or occupancy of the Residential Units, space and/or facilities on or relating to the Land or Improvements and which are in effect as of the Effective Date and in force as of the Closing Date (including, without limitation, any and all modifications, extensions and amendments thereto) (collectively, the “Leases”) as listed and described on EXHIBIT B (the “Rent Roll”) attached hereto and made a part hereof, to the extent in force as of the Closing Date; (ii) any new Leases or modifications to existing Leases entered into after the Effective Date in accordance with this Agreement to the extent in force as of the Closing Date; and (iii) all security deposits and guaranties held by Seller under the Leases as of the Closing Date; and

1.1.5    all of Seller’s right, title and interest in and to: (i) all assignable contracts relating to the upkeep, repair, maintenance, management or operation of the Land, Improvements or Personal Property, including, but not limited to, all service and maintenance contracts, employment agreements, collective bargaining agreements, equipment leases, utility agreements, management agreements, parking agreements and other agreements relating to or affecting any portion of the Property (collectively, the “Operating Agreements”) which will extend beyond the date of Closing provided such are not terminated in accordance with Section 5.3.5 including, without limitation: (A) the Operating Agreements listed and described on EXHIBIT C (the “Operating Agreements Schedule”) attached hereto and made a part hereof, to the extent in force as of the Closing Date; and (B) any new Operating Agreements or modifications to existing Operating Agreements entered into after the Effective Date in accordance with this Agreement to the extent in force as of the Closing Date; (ii) all assignable business or other licenses, franchises, bonds, certificates of occupancy, authorizations, approvals and permits affecting or otherwise used in or relating to the ownership, occupancy or operation of any part of the Land, Improvements or Personal Property; (iii) all domain names, URLs, websites, trade names, trademarks, service marks, copyrights and goodwill associated with the ownership and operation of the Land or Improvements (iv) all assignable existing warranties and guaranties, if any, issued in connection with the Improvements or the Personal Property, and (v) all plans and specifications for the Improvements (items (ii), (iii), (iv) and (v), collectively, the “Intangibles”). The term “Intangibles” shall exclude any computer software, phone systems, corporate licenses and financial reporting systems.
1.2    Property Defined. The Land, the Improvements, the Personal Property, the Leases, the Operating Agreements and the Intangibles are hereinafter sometimes referred to collectively as the “Property.” The Property shall not include any bank accounts of Seller or Seller’s right to payments of Delinquent Rent pursuant to Section 4.4.6 below.
1.3    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article 2 hereof (herein collectively referred to as the “Permitted Exceptions”).
1.4    Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of Forty Eight Million Seven Hundred Thousand Dollars ($48,700,000) (the “Purchase Price”).
1.5    Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to an escrow bank account of the Escrow Agent (as defined in Section 1.6 below).
1.6    Earnest Money. Within three (3) business days after the Effective Date, Purchaser shall deposit with Fidelity National Title (the “Escrow Agent”), having its office at 8055 E. Tufts Ave., Suite 300, Denver, Colorado, Attention: Elizabeth Greco grecoe@fnf.com the sum of Two Million Dollars ($2,000,000) (the “Earnest Money”) in good funds, by federal wire transfer. All references in this Agreement to Earnest Money shall be deemed to refer to the Earnest Money, together with all interest earned thereon.
1.7    Contract Consideration. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Contract Consideration (receipt of which is hereby acknowledged by Seller) (a) is not deemed a portion of the Purchase Price, (b) constitutes separate and independent consideration from Purchaser to Seller for the execution of this Agreement by Seller and delivery thereof to Purchaser, and (c) shall not be refundable by Seller to Purchaser notwithstanding any termination of this Agreement by Purchaser or Seller.
1.8    Escrow Account; Escrow Agent Liability; Joinder.
1.8.1    On or prior to the deposit of the Earnest Money, Seller and Purchaser shall open an escrow account with the Escrow Agent (the “Escrow Account”) by delivering to Escrow Agent a fully executed copy of this Agreement. The Escrow Agent shall hold the Earnest Money in the Escrow Account in accordance with the terms and conditions of this Agreement. The Earnest Money shall be held in FDIC insured account(s) and shall not be commingled with the funds of Escrow Agent. Escrow fees and expenses shall be shared equally by Seller and Purchaser. If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, all costs of cancellation of the Escrow Account, if any, shall be paid by the defaulting party. If requested by

Purchaser, Escrow Agent shall invest the Earnest Money in an interest-bearing account upon receipt of a W-9 and investment instructions from Purchaser. If Purchaser terminates this Agreement by written notice to Seller on or before the expiration of the Due Diligence Period, upon Escrow Agent’s receipt of such unilateral notice, the Earnest Money shall be immediately delivered by Escrow Agent to Purchaser without any further instruction or approval by Seller to Escrow Agent, and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Unless Purchaser has timely exercised its right to terminate this Agreement under Section 3.2, after the expiration of the Due Diligence Period, the Earnest Money shall be nonrefundable to Purchaser, except as otherwise expressly set forth in this Agreement.
1.8.2    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties. Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith in conformity with the provisions of this Agreement, including any action in holding or dealing with the Earnest Money, except for Escrow Agent’s gross negligence or willful misconduct. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Earnest Money or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Earnest Money, or deposit any such documents with respect to which there is a dispute in the registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. All costs and expenses (including reasonable attorneys’ fees) incurred by the party who prevails in the interpleader suit, including any amounts required to be deposited to replace any depletion of the Earnest Money charged by Escrow Agent to pay its escrow fees, shall immediately be paid by the non-prevailing party to the prevailing party. Escrow Agent shall not be liable for Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.
1.8.3    Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money and take such other actions as described herein pursuant to the provisions of this Agreement. Escrow Agent shall not be considered a party to this Agreement for any other purpose. If at any time hereafter this Agreement shall be amended by Purchaser and Seller in writing, it shall not be necessary for Escrow Agent to join in or execute such amendment provided that no such amendment may specifically modify Escrow Agent’s express obligations set forth in this Agreement. It is understood and agreed that an amendment to any time period or deadline set forth in this Agreement shall not be deemed an amendment to Escrow Agent’s express obligations of this Agreement requiring Escrow Agent’s acknowledgment. Copies of any amendment to this Agreement may be delivered by either party to Escrow Agent. Upon receipt of any such amendment, Escrow Agent agrees to observe and comply with the terms of any such amendment made in accordance herewith.
ARTICLE 2
TITLE AND SURVEY
2.1    Commitment for Title Insurance. Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser a commitment for an ALTA 2006 title insurance policy with an effective date no earlier than thirty (30) days prior to the Effective Date (the “Title Commitment”) prepared by Fidelity National Title Insurance Company (the “Title Company”) covering the Property, together with copies of all instruments referenced in Schedule B of the Title Commitment (the “Title Documents”). Delivery of the Title Commitment and the Title Documents may be made by way of electronic document portal provided by the Title Company to which Purchaser is granted access.

2.2    Survey. Seller shall deliver the Existing Survey, as defined in Section 3.3.12, to Purchaser and Purchaser may, at its cost and in its discretion, order a surveyor to update the Existing Survey (such updated survey, the “Updated Survey”).
2.3    Title Objections; Cure of Title Objections.
2.3.1    Purchaser shall have through the date that is the later of seven (7) business days after (a) receipt of the last of the Title Commitment, the Title Documents and the Updated Survey (the “Title Objection Deadline”), and (b) the Effective Date, but in no event later than the expiration of the Due Diligence Period to examine title to the Property and to provide Seller with a written notice (a “Title Objection Notice”) of any objections Purchaser may have to any exceptions to title disclosed in the Title Commitment or matters disclosed by the Updated Survey. Any exception to title disclosed in the Title Commitment or the Updated Survey to which Purchaser does not object to in the Title Objection Notice shall be deemed a Permitted Exception. In addition, Permitted Exceptions shall include: (i) the rights of tenants, as tenants only, under the Leases, (ii) the lien of real estate taxes and assessments not yet due and payable, and (iii) that certain Restrictive Covenant Concerning Condominium Ownership recorded in the real property records on April 13, 2016, at Reception No. 2016047160.
2.3.2    In the event Purchaser timely delivers a Title Objection Notice, Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title so objected to in the Title Objection Notice. Notwithstanding the foregoing, at or prior to Closing, Seller, at its sole cost and expense, shall cause to be removed of record from the Property: (a) any deed of trust or mortgage or other similar security instruments (including, without limitation, any UCC financing statements) arising by, through or under Seller, (b) any mechanic’s, materialman’s or supplier’s liens arising by, through or under Seller, and (c) delinquent taxes or assessments (collectively, “Monetary Liens”). On or before 5:00 PM (Denver Time) on the date that is five (5) business days after receipt of a timely Title Objection Notice, Seller may give written notice (a “Title Response”) to Purchaser informing Purchaser of Seller’s election with respect to the matters noted in the Title Objection Notice. If Seller fails to give a Title Response on or before such date and time, Seller shall be deemed to have elected not to cure all of the matters objected to in the Title Objection Notice. If Seller elects to cure the exceptions in its Title Response, Seller shall be required to do so. Seller’s failure to cure any such exceptions that it has elected to cure prior to Closing shall entitle Purchaser to its remedies under Section 6.2 hereof.
2.3.3    If Seller elects not to cure, or is deemed to have elected not to cure, any exceptions to title set forth in the Title Objection Notice, Purchaser’s sole remedy hereunder in such event shall be either: (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.
2.3.4    To terminate this Agreement pursuant to this Section 2.3, Purchaser must give written notice to Seller of its election to terminate this Agreement not later than five (5) business days after Seller notifies Purchaser that Seller elects not to cure, or is deemed to have elected not to cure, any title objections set forth in the Title Objection Notice.
2.4    Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser (or its permitted assignee) such title to the Property as will enable the Title Company to issue to Purchaser (or its permitted assignee) an ALTA 2006 Owner’s Policy of Title Insurance with extended coverage (the “Title Policy”) covering the Property in the full amount of the Purchase Price and reflecting no exceptions to title other than the Permitted Exceptions. It shall not be a condition to Closing that the Title Policy contain any endorsements (other than an endorsement over the general exceptions and those endorsements Seller has expressly agreed to obtain, including, without limitation, pursuant to a Title Response).
2.5    Amendments to Title Commitment. Purchaser shall have the right to object to any title exceptions first raised by the Title Company in any updates and/or amendments to the Title Commitment or any amendments to the Updated Survey (“New Exceptions”) by giving written notice to Seller of the New Exceptions to which Purchaser is objecting within five (5) business days after the receipt by Purchaser of any such update and/or amendment (and the Closing Date shall be extended as necessary to allow Purchaser time to review and object to any New Exception). If Purchaser does not object to any New Exception by giving timely written notice as herein provided, such New Exception shall be a Permitted Exception. In the event Purchaser gives timely written notice of objection to any New Exception as herein provided, Seller shall have three (3) business days to respond to such and Purchaser’s rights and Seller’s obligations with respect thereto shall be the same as provided with respect to the Title Objection Notice pursuant to the provisions of Section 2.3 (and the Closing Date shall be extended as necessary to allow for Seller to respond to Purchaser’s notice, if at all).
ARTICLE 3
DUE DILIGENCE PERIOD
3.1    Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. MST on September 17, 2019 (hereinafter referred to as the “Due Diligence Period”), Purchaser shall have the right to make a physical inspection of the Property (but Purchaser may not do any invasive testing, such as core sampling or drilling wells, without Seller’s prior written approval) and to examine at such place or places at the Property, in the offices of Seller’s property manager, GREP Southwest, LLC, a Delaware limited liability company (the “Property Manager”) or elsewhere at the Property as the same may be located, any operating files maintained by Seller or its Property Manager in connection with the ownership, leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, but excluding materials which are not directly related to the ownership, leasing, maintenance and/or management of the Property such as Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary or confidential information. Seller agrees to provide Purchaser with any such files related to the ownership, leasing, maintenance and/or management of the Property promptly after Purchaser’s request therefor. Purchaser understands and agrees that any on-site inspections or testing of the Property shall be conducted upon at least twenty-four (24) hours’ prior notice to Seller. Purchaser agrees to restore the Property to substantially the same condition existing immediately prior to Purchaser’s inspection in the event of any damage to the Property caused by Purchaser or its agents or invitees and to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from Purchaser’s or its agents’ or invitees’ entry onto, inspection or testing of, or use of the Property; provided, however, in no event shall Purchaser be liable for, and any such indemnity from Purchaser will not include any claims to the extent caused by, (i) pre-existing conditions (except to the extent exacerbated by the negligence or willful misconduct of Purchaser or Purchaser’s agents) and/or (ii) the fraud, gross negligence or willful misconduct of Seller or any of Seller’s members, employees, licensees, contractors, agents and invitees, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. Purchaser shall maintain commercial general liability and property damage insurance in an amount equal to or greater than $1,000,000 per occurrence, and not less than $2,000,000 in the aggregate, and in form and substance adequate to insure against all liability of Purchaser and its consultants, and each of its agents, employees or contractors, arising out of the inspections or testing. Evidence of such insurance coverage shall be produced upon request from Seller and, if required by Seller, Seller shall be named as an additional named insured on Purchaser’s insurance certificates prior to Purchaser’s (or its agent’s) entry upon the Property. If Purchaser desires to contact tenants or conduct interviews with any tenants, Purchaser shall have the right to do so, and Seller or Property Manager shall arrange for a tenant interview/meeting with each tenant at a mutually convenient time for Purchaser, Seller (and/or Property Manager) and the tenant and Seller shall have the right to have a representative (including Property Manager) present, at all times, during such tenant interview/meeting. Purchaser agrees that its contact and discussions with and interviews of tenants shall only be conducted in accordance with the provisions outlined above, provided, however, that Seller shall not be in default under this Agreement in the event that any tenant shall refuse or fail to meet with Purchaser. The terms and provisions of this Section 3.1 shall also apply to any inspections or investigations conducted by Purchaser prior to the Effective Date, and, to the extent that Purchaser does not terminate this Agreement prior to the expiration of the Due Diligence Period pursuant to Section 3.2 below, Purchaser is permitted to continue to make inspections of the Property after the expiration of the Due Diligence Period and through the Closing Date in accordance with the terms and provisions of this Section 3.1.

3.1.1    Notwithstanding anything to the contrary contained herein, and subject at all times to the rights of tenants under the Leases: (i) Seller and Purchaser shall agree on a date and time prior to the expiration of the Due Diligence Period during which Purchaser may inspect all of the Residential Units, including any occupied Residential Units; and (ii) Purchaser shall have the right to inspect not less than ten (10) of the Residential Units at the Property of Purchaser’s choosing (in its sole discretion) (“Final Inspection”) on the date that is two (2) days prior to the Closing Date without being required to provide the notice required by this Section 3.1 for such inspection.
3.2    Termination. Purchaser acknowledges and agrees that Purchaser: (i) has had the opportunity to inspect the Property; and, (ii) shall no longer have any right to terminate this Agreement based solely upon the Due Diligence Period under this Section 3.2. Purchaser shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement (subject to Seller’s performance and any other express right of termination provided herein).
3.3    Due Diligence Information. Purchaser acknowledges that, pursuant to an Access, Indemnity and Confidentiality Agreement between Purchaser and Seller dated August 12, 2019 (the “Access Agreement”), Seller has delivered or caused to be delivered to Purchaser (or made available on-site or through a document portal on the Internet which Purchaser has free access to) copies of the following documents, schedules and other information described below to the extent in Seller’s or Property Manager’s possession or control (without any requirement that Seller be required to create or obtain any financial reports or documents not currently maintained by Seller or Property Manager or modify the standard format in which it currently produces such reports or documents) (collectively, the “Due Diligence Information”):
3.3.1    Rent Roll and Leases. A copy of the Rent Roll for the Property, which includes an itemization of the security deposit held under each Lease, along with copies of all Leases (including all amendments, modifications, supplements and correspondence), and all residential lease files (which shall be made available for on-site inspection).
3.3.2    Delinquency Report. A complete list and description of any and all monetary delinquencies or defaults under any of the Leases and copies of aged A/R and collection correspondence (which shall be made available for on-site inspection).
3.3.3    Operating Agreements. Copies of service contracts and a summary sheet listing all in-place contracts and contacts with service providers to the Property.
3.3.4    Permits. Copies of all current certificates of occupancy and parking permits or licenses relating to or affecting the Property (collectively “Permits”) of or from any person, including any governmental authority, held by Seller or Property Manager, including any pending applications.
3.3.5    Property Taxes. Copies of the tax bills for the last three (3) full calendar years and year to date with respect to the Property, including, without limitation, real and personal property taxes and any special assessments.
3.3.6    Operating Statements. Detailed property income and operating expenses in Yardi format for 2018 and 2019 year-to-date.
3.3.7    Prior Studies. Copies of the most recent third-party studies and reports with respect to the environmental status and physical condition of the Property.
3.3.8    Plans. All development plans and documents, including, but not limited to, all engineering and architectural reports (provided, however, such may be made available at the Property).
3.3.9    Insurance. Copies of Seller’s certificates of insurance for the Property and a recent so-called “loss run” report.
3.3.10    Zoning Reports. Copy of any zoning report for the Property.

3.3.11    Litigation. A list and description of all threatened or pending litigation, action or dispute relating to the Property.
3.3.12    Existing Title Policy and Survey. Seller’s existing title insurance policy and most recent ALTA Survey (the “Existing Survey”), including all endorsements and all documents pertaining to exceptions noted in such policy or survey.
Except for Seller’s Representations (as defined in Section 5.2.1), Seller makes no representations or warranties as to the truth, accuracy or completeness of any of the Due Diligence Information. It is the parties’ express understanding and agreement that subject to Seller’s Representations, any Due Diligence Information is provided only for Purchaser’s convenience in making its own examination and determination prior to the end of the Due Diligence Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and Seller’s Representations and not on any Due Diligence Information or other materials supplied by Seller or Property Manager.

ARTICLE 4
CLOSING
4.1    Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held through an escrow at the offices of Title Company, on October 18, 2019 (the “Closing Date”). The Closing shall occur on a so-called “New York style” basis with the disbursement of closing funds prior to the recordation of the Deed, but only upon satisfaction of the conditions precedent to Closing set forth herein. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.
4.1.1    Extension of the Closing Date. Either party to this Agreement shall have a one-time right to extend the Closing Date to any business day on or before October 28, 2019 upon written notice to the non-extending party on or before October 18, 2019.
4.2    Seller’s Obligations at Closing. At Closing, Seller, at its sole cost and expense, shall:
4.2.1    deliver to Purchaser a duly executed special warranty deed (the “Deed”), in the form attached hereto as EXHIBIT E, conveying the Land and Improvements, subject only to the Permitted Exceptions;
4.2.2    deliver to Purchaser a duly executed bill of sale conveying the Personal Property in the form attached hereto as EXHIBIT F;
4.2.3    assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases in effect as of the Effective Date and remaining in force as of the Closing Date or entered into after the Effective Date in accordance with this Agreement by duly executed assignment and assumption agreement in the form attached hereto as EXHIBIT G;
4.2.4    assign to Purchaser, and Purchaser shall assume, Seller’s interest in the Operating Agreements (not including those terminated pursuant to this Agreement) and the other Intangibles by duly executed assignment and assumption agreement in the form attached hereto as EXHIBIT H;
4.2.5    join with Purchaser to execute a notice (the “Tenant Notices”) in form attached hereto as EXHIBIT I, which Purchaser shall send to each tenant under each of the Leases;
4.2.6    deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, in form attached hereto as EXHIBIT J (the “Bring-Down Certificate”), stating that the Seller’s Representations, as they may have been modified in accordance with Subsection 5.2.1, are true and correct as of the date of Closing;

4.2.7    deliver to Purchaser and the Title Company such evidence as such parties may reasonably require as to the authority of the person or persons executing documents on behalf of Seller, including certified copies of organizational documents, good standing certificates (dated within 30 days of the then scheduled Closing Date), and resolutions;
4.2.8    deliver to Purchaser an affidavit duly executed by Seller (or a non-disregarded controlling entity), in form attached hereto as EXHIBIT K, stating that Seller (or a non-disregarded controlling entity) is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;
4.2.9    join with Purchaser to execute a notice (the “Vendor Notices”) in form attached hereto as EXHIBIT L, which Purchaser shall send to each vendor under the Operating Agreements assumed by Purchaser;
4.2.10    deliver to the Title Company a form of owner’s affidavit and other documents or undertakings, reasonably satisfactory to Seller, sufficient to cause the Title Policy to be issued in accordance with this Agreement, along with a gap indemnity; provided, however, in no event shall such documents expand the scope of Seller’s obligations or liabilities under this Agreement;
4.2.11    deliver to the Title Company a settlement statement/closing statement setting forth the Purchase Price and all additions and subtractions thereto made in accordance with the terms and conditions of this Agreement;
4.2.12    deliver to the Title Company any required state, county and city transfer declarations executed by Seller;
4.2.13    deliver to Purchaser evidence of the termination of the Terminated Contracts (as defined below), the Management Agreement (as defined below), and other agreements with affiliates of the Seller relating to the Property (if any);
4.2.14    deliver to Purchaser and the Title Company an executed IRS Form 1099;
4.2.15    deliver to Purchaser and the Title Company the executed Escrow Agreement;
4.2.16    deliver to Purchaser and the Title Company a lien waiver from the Property Manager; and
4.2.17    deliver to Purchaser such other documents as may be reasonably required to effectuate the transactions contemplated by this Agreement and/or to effectuate the closing of the transaction contemplated hereunder, provided however, in no event shall such documents expand the scope of Seller’s obligations or liabilities under this Agreement.
4.3    Purchaser’s Obligations at Closing. At Closing, Purchaser shall:
4.3.1    pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;
4.3.2    join Seller in execution of the instruments described in Subsections 4.2.3, 4.2.4, 4.2.5, 4.2.9, 4.2.11, 4.2.12, and 4.2.15 above;
4.3.3    deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and
4.3.4    deliver to Seller such other documents as may be reasonably required to effectuate the transactions contemplated by this Agreement and/or to effectuate the closing of the transaction contemplated hereunder, provided however, in no event shall such documents expand the scope of Purchaser’s obligations or liabilities under this Agreement.
4.4    Credits and Prorations.
4.4.1    Except as otherwise specified in the other subsections of this Section 4.4 (including with respect to rents and real estate and personal property taxes and assessments), the following shall be apportioned with respect to the Property as of 12:01 A.M., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs: (i) rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases, and pre-paid rents), (ii) real estate and personal property taxes and assessments levied against the Property (such to be done on an “accrual basis” with Seller responsible for payment, either directly or through a credit to Purchaser, of all real estate and personal property taxes and assessments for each day of Property ownership by Seller), (iii) payments under the Operating Agreements assumed by Purchaser in accordance with this Agreement, (iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing, and (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located. Seller shall be responsible for and shall pay all operating expenses and trade accounts of the Property (including charges and fees under the Operating Agreements) in the ordinary course of business up to and including 11:59 P.M. on the day preceding the Closing Date. To the extent any operating expenses and amounts owing under trade accounts are known or can be determined as of the Closing Date, Seller shall pay such items at Closing. Charges which are payable by any tenant to a third party shall not be apportioned hereunder (i.e. trash removal expenses).
4.4.2    At Closing, Seller shall credit to the account of Purchaser the amount of all security deposits under the Leases (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the applicable Lease and in accordance with this Agreement). Seller shall not have the right to draw upon any tenant security deposits under Leases after the Closing. If any Lease security deposits are not in the form of cash, such as a letter of credit or certificate of deposit, Seller shall deliver at Closing such non-cash security deposits and any other documents or instruments duly executed by Seller as necessary to conform to the procedures established by the issuer or depository institution to assign or otherwise transfer to Purchaser the benefits of such security deposits (such transfer to be effectuated only after Closing) and Purchaser shall be credited with the amount of any transfer fees due thereunder.
4.4.3    Seller shall pay any real estate and personal property taxes and assessments with respect to the Property (i) which are delinquent or (ii) which are due and payable on or prior to the Closing Date but not yet delinquent. Real estate and personal property taxes and assessments with respect to the Property that are not yet due and payable as of the Closing Date and accrued in the tax year or years prior to Closing, together with any costs incurred by Seller in protesting such taxes or assessments on the Property if such protest shall apply to tax periods after the Closing, shall be prorated on an accrual basis based on the portion of the tax year or years which has elapsed prior to the Closing Date.
Seller acknowledges that Purchaser shall have the right to control the progress of and to make all decisions with respect to any a real property tax contest, appeal, or protest for the Real Property (a “Protest”) assessed for all tax years during or after the tax year in which the Closing occurs. If, after the Closing, Purchaser or Seller receives (in the form of a refund, credit, or otherwise) any amounts as a result of a Protest, such amounts will be applied as follows: first, to reimburse Purchaser or Seller, as applicable, for all costs incurred in connection with the Protest; and second to Purchaser to the extent that such refund applies to the period from and after the Closing Date and to Seller to the extent that such refund applies to the period prior to the Closing Date.

4.4.4    Utilities payable by the owner of the Property, including, without limitation, steam, water, electricity and natural gas (but not including propane or other fuel which may be stored at the Property), which are not directly paid by tenants, shall be prorated as of the Closing. Seller shall use reasonable efforts to cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date; and such adjustment shall be reprorated when the next utility bills are received. Seller shall be entitled to receive a refund of such deposits from the utility companies, and Purchaser shall post its own deposits.
4.4.5    Intentionally deleted.
4.4.6    All collected rent and other collected income under Leases in effect on the Closing Date for the month in which Closing occurs shall be prorated as of the Closing. On the Closing Date, Seller shall furnish Purchaser with a statement of prepaid rents and uncollected past-due rents. Any prepaid rents received by Seller for the period following the Closing Date shall be paid over by Seller to Purchaser. Uncollected past-due rent due to Seller for periods prior to Closing (“Delinquent Rents”) shall not be prorated at Closing. Any non-Delinquent Rent collected by Seller after the Closing Date shall be promptly remitted to Purchaser. Delinquent Rent collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (i) if Seller collects Delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Delinquent Rent which Purchaser is entitled to hereunder relating to the Closing Date and any period thereafter, and (ii) if Purchaser collects any Delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Delinquent Rent which Seller is entitled to hereunder relating to the period prior to the Closing Date. Anything herein to the contrary notwithstanding, Seller and Purchaser agree that all rents received by Seller or Purchaser after the date of Closing shall be applied as follows: (x) first to any calendar month or months following the calendar month in which the Closing occurred until the tenant under such Lease is current with respect to all rents payable after the Closing Date, (y) then to the calendar month in which the Closing occurred, and (z) then to calendar months prior to the month in which the Closing occurred. Purchaser will make commercially reasonable efforts after the Closing Date to collect all rents (including Delinquent Rent) in the usual course of Purchaser’s operation of the Property, provided that such reasonable efforts in respect to such Delinquent Rents shall be limited to the sending of invoices to the applicable tenants for three (3) calendar months after the Closing Date, and if same are not paid as a result thereof, Purchaser shall have no further obligation in respect thereof. Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect Delinquent Rent. If Purchaser elects to institute any legal proceedings, any rents or payments collected pursuant to any such legal proceedings shall be applied first to the payment of Purchaser’s costs and expenses incurred in bringing and prosecuting such legal proceedings, and then disbursed between Seller and Purchaser in accordance with the terms of this Agreement. In no event shall Seller have any right to commence any lawsuit or other collection procedures against any tenant subsequent to the Closing Date of any kind or nature and agrees that its sole right in respect of rents that pertain to the period prior to the Closing Date shall be the right to receive payments made by Purchaser pursuant to this Section 4.4.6.
4.4.7    All of the provisions of this Section 4.4 shall survive Closing for the periods identified above.
4.5    Closing Costs.
4.5.1    Seller shall pay: (i) the fees of any counsel representing Seller in connection with this transaction; (ii) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company (except as provided in Section 1.8 above); (iii) the cost of the search and exam fee for the Title Commitment and the cost of the base premium for the issuance of the Title Policy with any endorsements required for Seller to cure any title objections (excluding the cost extended coverage and any other endorsements requested by Purchaser); (iv) all transfer taxes, if any, other than the documentary fee due upon recordation of the Deed, and (v) the brokerage fee.
4.5.2    Purchaser shall pay: (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) one-half (1/2) of any escrow fees charged by the Escrow Agent or Title Company (except as provided in Section 1.8 above); (iii) the premium for the issuance of any endorsements to the Title Policy requested by Purchaser including extended coverage; (iv) the cost of any modifications to the Updated Survey; (v) the fees for recording the Deed conveying the Property to Purchaser; and (vi) all costs of Purchaser’s due diligence.
4.5.3    All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
4.6.1    Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.
4.6.2    All of the representations and warranties of Seller contained in this Agreement, as they may have been modified pursuant to Section 5.2.2, shall be true and correct in all material respects as of the Closing Date, subject to those disclosures permitted to be included within the Bring-Down Certificate.
4.6.3    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
4.6.4    There shall be no damage or loss to the Residential Units in excess of $50,000 in the aggregate; provided, however, in the event of such damage or loss to the Residential Units, and Purchaser gives written notice of such damage or loss to Seller, Seller shall have two (2) business days to respond to such (and the Closing Date shall be extended as necessary to allow for Seller to respond to Purchaser’s notice, if at all) and offer to, at Purchaser’s election and to Purchaser’s satisfaction, either (i) promptly repair such damage or loss at Seller’s sole cost and expense, pursuant to plans and specifications approved by Purchaser prior to commencing such work, or (ii) if such damage or loss cannot reasonably be repaired prior to the Closing Date, give Purchaser a credit for an amount reasonably estimated by the parties to repair such damage or loss. If Seller fails to give a response on or before such date and time, Seller shall be deemed to have elected not to offer Purchaser either option to resolve and repair such damage or loss.
4.6.5    The Title Policy shall be issued and delivered to Purchaser in the form required pursuant to Section 2.4 above.
4.6.6    If set forth in a Title Objection Notice, Seller shall obtain an estoppel certificate from each and every party to any reciprocal easement agreement or other condition, covenant or restriction (the “REA Estoppel Certificate”) which provides for the delivery of an estoppel which is of record against the Land (each, an “REA”), provided such forms are provided to Seller prior to the expiration of the Due Diligence Period;
4.7    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
4.7.1    Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.
4.7.2    Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.
4.7.3    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.
4.7.4    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.
4.8    Notice and Cure. If any condition to a party’s obligation to close hereunder has not been satisfied on or before the date of Closing, such party shall notify the other party thereof, whereupon the other party shall have three (3) business days to attempt to cause such condition to be satisfied.

4.9    Failure of Condition. If a condition set forth in Section 4.6 or Section 4.7 remains unsatisfied following such notice and opportunity to cure, the party for whose benefit the condition exists may thereupon terminate this Agreement by written notice to the other party, whereupon the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. This Section shall not limit or negate any remedies to which a party is entitled hereunder (including without limitation receipt of the Earnest Money) in the event of a breach of this Agreement by the other party.
4.10    Possession and Post-Closing Deliveries. Possession of the Property (subject to the Permitted Exceptions) shall be delivered by Seller to Purchaser at Closing. At Closing, Seller shall deliver to Purchaser (which may be delivered by leaving such in the office of the building located at the Property) the Leases, Operating Agreements, Intangibles and all keys to entrance doors and equipment and utility rooms at the Property, which shall be properly tagged for identification, in the possession or control of Seller or Seller’s agents, together with such other leasing and property files and records.
4.11    GAP Closing; Title Company’s Instructions at Closing. The transaction contemplated hereby shall be closed by means of a so-called “New York Style” closing with the concurrent delivery of the Deed and payment of the Purchase Price through an escrow with the Title Company so long as the Title Company is irrevocably committed to issue the Title Policy in the form required pursuant to Section 2.4 herein. At Closing, Seller and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof in order to consummate the transactions contemplated hereunder; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:
5.1.1    Organization; Authority. Seller has been duly organized and is validly existing and in good standing under the laws of Delaware and is qualified to transact business in state where the Property is located. Seller has the full right, power and authority to (i) enter into this Agreement and the instruments and documents referenced herein, (ii) transfer all of the Property to be conveyed by Seller pursuant this Agreement and the instruments and documents referenced herein, and (iii) consummate or cause to be consummated the transactions contemplated pursuant this Agreement and the instruments and documents referenced herein. The person signing this Agreement on behalf of Seller is authorized to do so.
5.1.2    Consents. There are no consents or approvals of any third persons, or any federal, state or local governmental authorities, including, without limitation, any internal board of directors or other approval process, that are required in connection with the performance by Seller of its obligations under this Agreement or the instruments and documents referenced herein.
5.1.3    Conflicts; Pending Actions. There is no agreement, document or instrument to which Seller is a party or binding on Seller or the Property which is in conflict with this Agreement, or which limits or impairs Seller’s ability to execute or perform its obligations under this Agreement or the instruments and documents referenced herein. There is no action, suit, arbitration, injunction, unsatisfied order, decree or judgment, governmental investigation or proceeding pending or, to Seller’s knowledge, threatened, against or relating to Seller or the Property (including, without limitation, any of the Leases, Operating Agreements, Personal Property, Intangibles or any other portion of the Property), which would affect Purchaser or the Property after the Closing.
5.1.4    Leases. Attached hereto as EXHIBIT B is a true and correct copy of the Rent Roll in Seller’s standard format, which was prepared by Seller in the ordinary course of its business and is the Rent Roll used and relied upon by Seller in its operation of the Property. To Seller’s knowledge, the Rent Roll lists all leases or occupancy agreements affecting the Property, and copies of the Leases contained within the Due Diligence Information are complete and correct copies of such Leases in Seller’s possession. Seller is the current landlord under each of the Leases. The rents and other sums due or to become due under each Lease have not been assigned, encumbered or subjected to any lien by Seller (other than pursuant to existing Monetary Liens to be fully satisfied at Closing). Except as contained in the Due Diligence Information, no notice of any default of the lessor under the Leases has been given by any tenant or, to the best of Seller’s knowledge, is pending. Each Lease provided as part of the Due Diligence Information is the entire agreement between Seller and the tenant under such Lease, including all representations and warranties, and there are no other agreements between Seller and such tenants of any kind. Each of the Leases is valid and enforceable in accordance with its terms, is in full force and effect, and neither the lessor under the Leases nor, to Seller’s knowledge and except as set forth in the Due Diligence Information, any of the tenants is in default of any of its obligations under any of the Leases.
5.1.5    Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property, which remain in effect as of the Effective Date. No brokerage commissions or finders’ fees are payable upon the renewal of any existing Leases.
5.1.6    Due Diligence Information. The documents included in the Due Diligence Information are correct and complete copies of such documents in Seller’s possession.
5.1.7    Operating Agreements. Except for the Operating Agreements disclosed on EXHIBIT C, there are no other management, maintenance, construction, service or other similar contracts or commitments relating to the Property in effect as of the Effective Date. Seller has provided Purchaser with true and complete copies of all of the Operating Agreements, including all modifications, supplements and amendments thereto.
5.1.8    Operating Statements. The historical operating statements of the Property prepared by Seller or Seller’s property manager, which have been delivered or made available to Purchaser, were prepared by Seller in the ordinary course of its business and are the operating statements used and relied upon by Seller in its operation of the Property.
5.1.9    No Violations. Except as contained in the Due Diligence Information, Seller has not received any written notice of any (i) violation of any laws, codes, ordinances or regulations which remain uncured, (ii) work that is required to be done upon or in connection with the Property, where such work remains outstanding, or (iii) default under any documents recorded against the Property and listed in the Title Commitment.
5.1.10    Condemnation. No condemnation or eminent domain proceedings relating to the Property or its access to or from public streets or utilities are pending, nor to Seller’s knowledge, have been threatened in writing.
5.1.11    Assessments; Tax Protests. There are no special assessments with respect to the Property that are not reflected on the tax bills for the Property. There are no pending proceedings appealing the real estate taxes or assessments assessed against the Property.
5.1.12    Utilities. Seller has not received any written notice of actual or threatened reduction or curtailment of any utility service now supplied to the Property or that such utility service is not installed in compliance with all requirements of law.
5.1.13    Environmental Matters. Seller has not received any written notice from any federal, state, county or municipal authority as to: (i) the existence of any “Hazardous Materials” at the Property; (ii) the violation of any Environmental Laws with respect to the Property; or (iii) any liabilities under any Environmental Law. As used herein, the term “Hazardous Materials” shall mean: (a) any chemical or other substance, product or material which is defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “pollutant,” “contaminant,” or “toxic,” “infectious,” “radioactive,” “carcinogenic,” or “mutagenic” material under any Environmental Law, or (b) asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof). In no event shall the term Hazardous Materials be defined to include de minimus quantities of items lawfully stored or located in, on or under the Land and which are permitted to be upon the Property pursuant to the terms of any Lease. “Environmental Law” shall mean any law, regulation, rule, order, or other authority of any governmental or quasi-governmental authority or administrative agency with jurisdiction over the Property regarding the protection of human health or the environment, including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act.
5.1.14    Non-Foreign Status. Seller is not a “foreign person”, “foreign partnership”, “foreign trust” or “foreign estate” within the meaning of Section 1445 of the Code.
5.1.15    No Employees. Seller has no employees, either at-will or in the context of an employment contract with Seller, and any employees associated with the Property are employees of Seller’s property manager.
5.1.16    No Bankruptcy. Seller is not party as debtor to any insolvency or bankruptcy proceeding or made an assignment for the benefit of creditors under any applicable state or federal bankruptcy or insolvency law. Seller has not (i) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (ii) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (iii) admitted in writing its inability to pay its debts as they come due, or (iv) made an offer of settlement, extension or composition to its creditors generally.
5.1.17    OFAC Compliance. Neither Seller, nor (to the knowledge of Seller) any affiliate of Seller, any partner, member or stockholder in Seller, or (to the knowledge of Seller) any beneficial owner of Seller, or any such partner, member or stockholder of Seller or any affiliate of any of the foregoing (i) is a Blocked Party; (ii) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (iii) has instigated, negotiated, facilitated, executed or otherwise engaged in this Agreement directly or indirectly on behalf of any Blocked Party. Seller shall immediately notify Purchaser if any of the foregoing warranties and representations becomes untrue. For purposes of this Agreement, “Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (b) has been determined by competent authority to be subject to the prohibitions contained in the Orders.
5.2    Changed Circumstances; Limitations Regarding Seller’s Representations and Warranties.
5.2.1    Changed Circumstances. If Seller becomes aware, other than through Purchaser or its agents, of any act or circumstances which would change or render incorrect, in any material respect, any representation or warranty made by Seller under this Agreement, Seller will give prompt written notice of such changed fact or circumstance to Purchaser; in which event, unless Seller elects to cause and does cause the representation or warranty to again become true or correct prior to Closing, Purchaser may elect, as its sole and exclusive remedy hereunder, at law or in equity to either (a) terminate this Agreement at or prior to the Closing (in which case, the Earnest Money shall be returned to Purchaser, and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement), or (b) waive any objection to the representation or warranty to the extent it has become untrue or incorrect and to proceed with the Closing. Without limitation on the foregoing, if Purchaser has knowledge of any untruth of any of the representations and warranties made by Seller in this Agreement prior to the Closing and nonetheless elects to proceed to Closing, Purchaser shall be deemed to have waived all rights against Seller in connection with any such untruth.

5.2.2    Limitations.    The representations and warranties of Seller in this Agreement (including, without limitation, Section 5.1) or in any document delivered to Purchaser in connection with the closing of this Agreement, as modified in accordance with Section 5.2.1 (collectively, “Seller’s Representations”) shall be true upon the date made, shall be deemed to be repeated at and as of the Closing Date and shall survive the Closing for a period of twelve (12) months (the “Survival Period”).
5.3    Covenants of Seller. Seller hereby covenants with Purchaser as follows:
5.3.1    From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate, maintain and insure the Property in substantially the same manner in which Seller has operated and maintained the Property prior to the date hereof. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not place any easements, covenants, restrictions or other instruments on the Property other than any instruments and other matters which Seller causes to be released and discharged of record prior to Closing.
5.3.2    Intentionally deleted.
5.3.3    Seller agrees that, between the Effective Date of this Agreement and the Closing Date or the date of termination of this Agreement (whichever occurs first), Seller will not, without the prior written consent of Purchaser, enter into any Leases which would be binding on Purchaser or the Property after the Closing, except for Leases entered into in the ordinary course of business on Seller’s standard form of lease, at rental rates that are considered “market” for the class of building and same geographic area, and for a term not longer than thirteen (13) months. Seller shall deliver all new Leases to Purchaser within five (5) business days of execution but in no event less than five (5) business day prior to Closing.
5.3.4    Seller shall have the right to continue to enter into service contracts, similar agreements or modifications or terminations of existing Operating Agreements (provided such are terminable without penalty or termination fee upon 30 days’ notice or less) with respect to the Property pursuant to its normal course of business, and shall keep Purchaser informed as to the existence of any new service contracts or similar agreements or modifications of existing Operating Agreements and shall promptly deliver a copy thereof to Purchaser. Notwithstanding the foregoing, after the Due Diligence Period, Seller shall not enter into any new service contract or similar agreement or modify any existing Operating Agreement without the prior written consent of Purchaser (unless (i) such is required in connection with an emergency or (ii) if such Operating Agreement will be fully performed or cancelled by Seller at Seller’s sole cost and expense prior to Closing), which consent shall not be unreasonably withheld or delayed.
5.3.5    Prior to expiration of the Due Diligence Period, Purchaser may designate those Operating Agreements that Purchaser desires to have Seller terminate effective as of the Closing (“Terminated Contracts”) and Seller agrees to terminate the Terminated Contracts prior to or effective as of the Closing; provided that Seller shall not be obligated to deliver any notices of termination of any of the Operating Agreements until after the expiration of the Due Diligence Period and provided, further, that Seller shall not be required to terminate the following Operating Agreements which, by their terms and conditions, may not be terminated without penalty or early termination fee: N/A. Seller shall assign to Purchaser at Closing all of the Contracts other than the Contracts which Seller is obligated to terminate pursuant to this Section. that Purchaser hereby acknowledges and agrees that Purchaser shall be required to assume, and shall assume at Closing, those Operating Agreements identified on EXHIBIT C as non-terminable and any income, credits, expenses, or other amounts due under such non-terminable Operating Agreements shall be prorated by the parties at Closing pursuant to Section 4.4 hereinabove. In all events, Seller shall terminate its management agreement with Property Manager (the “Management Agreement”) effective as of the Closing at Seller’s sole cost and expense. If an Operating Agreement is terminable, but not terminable effective at or prior to Closing, Seller shall nonetheless terminate such Operating Agreement, at Seller’s sole cost and expense, and Purchaser shall be required to assume such at Closing for any period of time after the Closing that the Operating Agreement remains in effect, provided, however, Seller shall use commercially reasonable efforts to cause such terminations to effective at or prior to Closing.
5.3.6    Seller shall deliver to Purchaser copies of any written notices received from (i) a governmental or public authority (or a third party acting under the authority of a governmental or public authority),

(ii) a tenant under a Lease or a party under an Operating Agreement, or (iii) any party under any documents recorded against the Property and listed in the Title Commitment.
5.3.7    In the event that after expiration of the Due Diligence Period, Seller receives any written notification from a governmental or public authority (or a third party acting under the authority of a governmental or public authority) notifying Seller that the Property is in violation of any applicable fire, health, building, use, occupancy, zoning or other applicable laws, then (i) if the estimated cost to cure such violation is $100,000 or less (as reasonably determined by the parties), Seller shall cure such violation or, if such cannot reasonably be cured prior to the Closing Date, give Purchaser a credit for an amount reasonably estimated by the parties to cure such violation, and (ii) if the estimated cost to cure such violation is greater than $100,000 (as reasonably determined by the parties) or a Non-Monetary Violation (as hereinafter defined), then Seller shall, in written notice to Purchaser prior to the Closing Date, elect to either (A) cure such violation or, if such cannot reasonably be cured prior to the Closing Date and is not a Non-Monetary Violation, provide Purchaser with a credit against the Purchase Price at Closing in the amount equal to the estimated cost to cure such violation, as reasonably determined by the parties, or (B) not to cure such violation. In the event Seller elects to (and does prior to Closing) cure any such violation or provide Purchaser with a credit against the Purchase Price as specified in subsections (i) or (ii)(A) above, then Purchaser shall proceed with the Closing (and in the event of a credit, accept title to the Property subject to such violation as a Permitted Exception). In the event Seller elects not to cure such violation pursuant to subsection (ii)(B) above, then Purchaser shall elect to either (X) proceed with Closing and accept title to the Property subject to the applicable violation as a Permitted Exception, or (Y) terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser plus additional cash to reimburse Purchaser for its documented out-of-pocket expenses actually incurred in connection with the transaction contemplated hereby, but in no event shall such additional cash reimbursement payment ever exceed $50,000, and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. As used herein, a “Non-Monetary Violation” is a violation of any applicable fire, health, building, use, occupancy, zoning or other applicable laws that cannot easily be cured by the expenditure of money and affects the integrity, viability, prominence, use or income producing capability of the Property, including, without limitation, (i) anything that would allow a tenant to terminate its Lease, (ii) the reduction of parking at the Property, (iii) the reduction or other adverse impact to any point of ingress or egress to the Property, or (iv) any civil or criminal action involving the Property for which the risk of seizure or forfeiture of the Property is a remedy.
5.3.8    Seller shall use commercially reasonable efforts to request estoppels from any counterparty to an easement or declaration requested by Purchaser in a Title Objection Notice. Seller’s inability to obtain any such estoppels shall not be a default by Seller hereunder, but rather such shall give rise to a mere failure of a condition precedent to Closing.
5.3.9    Seller shall not enter into any employment contract or collective bargaining agreement in respect of the Property without the prior written consent of Purchaser.
5.3.10    From the expiration of the Due Diligence Period through the date of Closing, Seller shall terminate all negotiations (and shall not commence any new negotiations) with any other parties concerning the purchase of the Property (or any portion thereof or interest therein), and Seller shall not show the Property or otherwise offer for sale the Property (or any portion thereof or interest therein) to any other prospective buyers.
5.4    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
5.4.1    ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.
5.4.2    Authority. Purchaser has the full right and power to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

5.4.3    Pending Actions. There is no action, suit, arbitration, unsatisfied order, decree or judgment, government investigation or proceeding pending or, to Seller’s knowledge, threatened, against Purchaser or relating to which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
5.4.4    Ownership/Control. Purchaser is owned and/or controlled by Highlands REIT, Inc., a Maryland corporation and a real estate investment trust. Purchaser shall immediately notify Seller if any of the foregoing warranties and representations becomes untrue.
5.5    Survival of Representations and Warranties. The representation and warranties of the Purchaser set forth in Section 5.4 shall be true when made, shall be deemed to be repeated at and as of the Closing Date and shall survive the Closing for the Survival Period.
ARTICLE 6
DEFAULT
6.1    Default by Purchaser. If for any reason (other than Seller’s default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided), (a) Purchaser fails to consummate the purchase of the Property on the Closing Date in breach of this Agreement, or (b) Purchaser fails to perform of any of its obligations to be performed prior to the Closing Date (other than its indemnity obligations under Section 3.1 of this Agreement) and (i) such default is susceptible to being cured and Seller has provided ten (10) days prior written notice to Purchaser upon which, if necessary, the Closing Date shall be extended to provide Purchaser such cure period (unless such default is waived by Seller), or (ii) such default is not susceptible to being cured and Seller has provided prior written notice to Purchaser, then Seller shall be entitled, but not required, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. It is agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and that the Earnest Money is a reasonable estimate thereof. IN NO EVENT SHALL PURCHASER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR AFFILIATES, ANY OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.
6.2    Default by Seller. If for any reason (other than Purchaser’s default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided), (a) Seller fails to consummate the sale of the Property on the Closing Date in breach of this Agreement, or (b) Seller fails to perform of any of its obligations to be performed prior to the Closing Date and (i) such default is susceptible to being cured and Purchaser has provided ten (10) days prior written notice to Seller upon which, if necessary, the Closing Date shall be extended to provide Seller such cure period (unless such default is waived by Purchaser), or (ii) such default is not susceptible to being cured and Purchaser has provided prior written notice to Seller, then Purchaser shall be entitled, but not required, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement, except that (in such a case) Seller shall be liable to pay Purchaser additional cash to reimburse Purchaser for its documented out-of-pocket expenses actually incurred in connection with the transaction contemplated hereby; or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. In the event that Purchaser fails to commence an action against Seller pursuant to clause (b) of the preceding sentence within sixty (60) days after the scheduled Closing Date, Purchaser shall automatically be deemed to have terminated the Agreement pursuant to clause (a) of the preceding sentence. Notwithstanding the foregoing, in the event that specific performance is not available as a remedy due to the acts or omissions of Seller, Purchaser shall have the right to sue for its actual damages (but not for consequential or punitive damages). Except as expressly provided above, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder.
IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR AFFILIATES, ANY OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.
6.3    Post-Closing. After the Closing, in the event of any breach of any of the covenants, representations, warranties or indemnities hereunder or under any other agreement, document, certificate or instrument delivered by the parties (or affiliate thereof) which survive the Closing for any period of time (a “Post-Closing Default”), each party shall have all remedies existing under applicable law with respect to such Post-Closing Default; provided, however, in no event shall either party ever be entitled (i) to recover from the other party damages in excess of Five Hundred Thousand Dollars ($500,000) (the “Cap”), provided that the Cap shall not apply to a breach of Seller’s representation or warranty set forth in Section 8.1, any amounts to be reprorated by the parties following the Closing pursuant to the express terms of this Agreement, or any legal fees incurred by a party pursuant to Section 6.5 below; or (ii) to recover consequential or punitive damages. Further, if a Post-Closing Default is curable, prior to a party’s exercise of any right or remedy as a result thereof, the other party shall first deliver written notice to the other and give the other ten (10) days thereafter in which to cure said Post-Closing Default. The provisions of this Section 6.3 shall survive the Closing of the transaction contemplated by this Agreement.
6.4    Escrow Agreement. In order to secure the performance of Seller’s obligations under Section 6.3 of this Agreement for Post-Closing Defaults, at Closing, Seller shall escrow Three Hundred Thousand Dollars ($300,000) from the Purchase Price to be held by the Escrow Agent pursuant to an escrow agreement in the form of EXHIBIT M attached hereto (the “Escrow Agreement”).
6.5    Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable out-of-pocket attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise. A party’s rights and remedies under this Section 6.5 shall not limit and shall, in any event, be in addition to its rights and remedies under any other provision of this Agreement. The provisions of this Section 6.5 shall survive the Closing of the transaction contemplated by this Agreement or the termination of this Agreement.
6.6    Indemnity Obligations. To the extent either party is required to obtain or maintain insurance under any provision of this Agreement (an “Insuring Party”), nothing in this Article 6 shall be deemed to limit the other party’s right to pursue any claim against the Insuring Party that survives termination or Closing of this Agreement to the full extent of the insurance coverage which the Insuring Party was required to maintain, whether or not the Insuring Party actually maintained such insurance.
ARTICLE 7
RISK OF LOSS
7.1    Notice and Estimate of Casualty. In the event of loss or damage to the Property or any portion hereof, Seller shall immediately provide Purchaser with written notice of such loss or damage, and as soon thereafter as practicable shall provide Purchaser with an estimate made by an architect, engineer or contractor selected by Seller and reasonably acceptable to Purchaser of the cost and amount of time to repair such damage. The date of Closing shall become the later of the date set forth in Section 4.1 and 20 days after Purchaser’s receipt of such notice. If

Purchaser does not terminate this Agreement in accordance with Section 7.3, then Purchaser shall be given an opportunity to review and approve any construction contract which Seller proposes to enter into to have such damage repaired, and Purchaser shall not unreasonably withhold or delay such approval. Notwithstanding the foregoing, Seller may take any actions required by law or reasonably necessary to protect the life and safety of the occupants of the Property or the public or to prevent further damage without prior notice or approval of Purchaser.
7.2    Minor Damage. In the event of loss or damage to the Property or any portion hereof which is not a Major Loss (as hereinafter defined), Seller shall promptly contract for and commence the repairs and complete so much thereof as may be accomplished prior to the date of Closing. If such repairs are not completed on or before the date of Closing, (i) the Closing shall take place as scheduled, (ii) Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question that have not then been expended for repairs (including any proceeds of business interruption or rent loss insurance payable with respect to periods from and after the Closing Date), (iii) Seller shall execute and deliver to Purchaser any and all instruments or documentation reasonably requested by Purchaser to effectuate such assignment, including, without limitation, an executed acknowledgement of the assignment from the insurance provider, (iv) Seller will assign to Purchaser, and Purchaser will assume the rights and obligations under the construction contract pursuant to which such repairs are being completed. If Seller is required to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Seller shall not adjust any insurance proceeds or condemnation awards without Purchaser’s prior written consent (which consent shall not be unreasonably withheld) and, after Closing, Seller shall reasonably cooperate with Purchaser in the processing of any claims against Seller’s insurance or the applicable governmental authority. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.3    Major Damage. In the event of a Major Loss, Seller shall immediately provide Purchaser with written notice of such Major Loss, and Purchaser shall have fifteen (15) days after receipt of Seller’s written notice to elect to terminate this Agreement by written notice to Seller. If Purchaser elects to terminate this Agreement within the time period set forth in this Section 7.3, the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Purchaser does not elect to terminate this Agreement within the time period set forth in this Section 7.3, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with Section 7.2 above.
7.4    Definition of “Major Loss”. For purposes of Sections 7.2 and 7.3, “Major Loss” shall mean: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be equal to or greater than two percent (2%) of the Purchase Price or more; (ii) any uninsured casualty in an amount equal to or greater than Fifty Thousand Dollars ($50,000), (iii) any loss which would result in any reduction or abatement of rent payable under any Lease (unless covered by rent loss insurance) or would allow any tenant to terminate its Lease, or (iv) any condemnation or written threat of condemnation by a governmental authority which would (A) permanently and materially impair the current use of the Property, (B) ingress or egress to or from the Property, (C) result in any reduction or abatement of rent payable under any Lease or would allow any tenant to terminate its Lease, (D) would take sufficient parking spaces or driveways located on the Property causing the Property to violate applicable zoning requirements, or (E) affect any portion of the Land intended to be developed or any portion of the current Improvements.
ARTICLE 8
COMMISSIONS
8.1    Brokerage Commissions. Each party agrees that (i) neither party has engaged any broker or finder in connection with the transactions contemplated by this Agreement other than CBRE (“Broker”), which was engaged by Seller and will be paid by Seller under a separate agreement, and (ii) should any claim be made for brokerage commissions or finder’s fees by any broker or finder by, through or on account of any acts of said party or its representatives other than Broker, said party will indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

ARTICLE 9
DISCLAIMERS AND WAIVERS
9.1    No Reliance on Documents. Except as expressly stated in this Agreement, including any Seller’s Representation, or in any document delivered by Seller to Purchaser in connection with the Closing, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Without limiting the generality of the foregoing provisions, but except as otherwise expressly stated in this Agreement or in any document delivered by Seller to Purchaser in connection with the Closing, Purchaser acknowledges and agrees that (i) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (ii) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (iii) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.
9.2    Disclaimers. (A) ACCORDINGLY, EXCEPT FOR SELLER’S REPRESENTATIONS OR AS EXPRESSLY STATED IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN SELLER’S REPRESENTATIONS OR AS EXPRESSLY STATED IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN SELLER’S REPRESENTATIONS OR AS EXPRESSLY STATED IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE CLOSING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR AS EXPRESSLY STATED IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE CLOSING.
(B) UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL

CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) OR PROPERTY MANAGER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS). NOTWITHSTANDING ANYTHING TO THE FOREGOING IN THIS CLAUSE (B), (1) SUBJECT TO THE LIMITATIONS STATED IN THIS AGREEMENT, SELLER SHALL STILL REMAIN LIABLE FOR ANY COVENANTS, REPRESENTATIONS AND WARRANTIES HEREUNDER THAT EXPRESSLY SURVIVE CLOSING, AND ITS COVENANTS, REPRESENTATIONS OR WARRANTIES, IF ANY, IN ANY AGREEMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED BY SELLER TO PURCHASER AT CLOSING (THE “CLOSING DOCUMENTS”), AND (2) NOTHING HEREIN IS INTENDED TO REQUIRE PURCHASER TO INDEMNIFY SELLER FOR EVENTS, FACTS, OR CIRCUMSTANCES OCCURRING PRIOR TO CLOSING UNLESS EXPLICITLY ASSUMED BY PURCHASER PURSUANT HERETO OR IN THE CLOSING DOCUMENTS DELIVERED BY PURCHASER AT CLOSING.

ARTICLE 10
MISCELLANEOUS
10.1    Confidentiality. All Due Diligence Information shall be used solely for the purpose of determining whether or not the Property is suitable for Purchaser’s purpose and for no other reason. All Due Diligence Information shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than those Representatives (as defined below) of Purchaser who need to know the information for the purpose of assisting Purchaser in making such determination. The foregoing shall not apply to any Due Diligence Information which is in the public domain (other than as a result of a breach of this Section 10.1) or which must be disclosed by reason of subpoena or under applicable law or regulation, or with respect to information that Purchaser may have received from sources other than Seller (or its Representatives) or as a result of its inspections. Purchaser will indemnify and hold Seller harmless from and against any and all actual out-of-pocket loss, liability, cost, damage or expense Seller may suffer or incur as a result of the disclosure by Purchaser or a Representative of Purchaser of any Due Diligence Information to any individual or entity other than a Representative of Purchaser (except as provided above) and/or the use of any Due Diligence Information by Purchaser or a representative of Purchaser for any purpose other than as herein provided. As used herein, “Representative” shall mean any owner, member, partner, shareholder, existing or prospective investor or partner, affiliate, agent, representative, attorney, consultant, engineer, other adviser or lender of a party and any employee, officer, director or shareholder of any of them. In the event of a breach or threatened breach by Purchaser of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its Representatives from disclosing, in whole or in part, any Due Diligence Information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall not survive the Closing, but shall continue in full force and effect for a period of one year following any termination of this Agreement pursuant to any right of termination granted herein or otherwise.
10.2    Public Disclosure. Prior to Closing, any release to the general public (as opposed to Representatives of a party) of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall be freely permitted to (a) make customary inquiries of governmental authorities having jurisdiction over the Property with respect to standard due diligence inquires and inspections, including, without limitation, the Property’s compliance with laws and whether violations have been noticed by any such governmental authorities, and/or (b) make all disclosures necessary to comply with reporting requirements to the United States Securities and Exchange Commission.

10.3    Time is of the Essence. Time is of the essence in the performance of each term, condition and covenant contained in this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.
10.4    Assignment.
10.4.1    Purchaser may not assign its rights under this Agreement without first obtaining Seller’s prior written approval, which approval may be given or withheld in Seller’s reasonable discretion. The assignment of any of Purchaser’s rights under this Agreement without Seller’s prior written consent shall constitute a default by Purchaser under this Agreement. Purchaser shall give Seller prior written notice of any proposed assignment of this Agreement. Such notice shall identify the proposed assignee or transferee and the constituent controlling individuals and/or entities thereof.
10.4.2    The provisions of Subsection 10.4.1 to the contrary notwithstanding, Purchaser may assign this Agreement to a Permitted Assignee (as hereinafter defined) without the prior written consent of Seller. In no event, however, shall the assignment of this Agreement to a Permitted Assignee be effective or of any force or effect whatsoever unless (i) Purchaser shall give Seller at least five (5) days prior written notice of any proposed assignment of this Agreement to a Permitted Assignee, identifying the proposed assignee and the constituent controlling individuals and/or entities thereof, (ii) Purchaser shall have delivered to Seller an instrument whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement (which instrument may be executed and delivered concurrently with the Closing). Any assignment of this Agreement by the originally named Purchaser to a Permitted Assignee shall not release or otherwise relieve the originally named Purchaser herein from any obligations hereunder. For purposes of this Section 10.4, the term “Permitted Assignee” shall mean (a) a corporation in which Purchaser directly or beneficially owns or controls a majority of the stock entitled to vote for directors, (b) a general partnership in which a subsidiary of Purchaser is a general partner owning a majority of the total partnership interests therein, (c) a limited partnership in which a subsidiary of Purchaser is the sole general partner, (d) a limited liability company in which Purchaser directly or beneficially owns a majority of the interests therein or is the sole manager thereof, and (e) a limited liability company that is controlled by the parent company of Purchaser.
10.5    Notices. Any notice pursuant to this Agreement shall be given in writing by (i) personal delivery, or (ii) reputable overnight delivery service with proof of delivery, or United States Mail, postage prepaid, registered or certified mail, return receipt requested, or facsimile or electronic mail transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or electronic mail transmission, as of the date of the facsimile or electronic mail transmission. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:
If to Seller:    HILL UNIVERSITY PARTNERS OWNER, LLC
8100 East Maplewood Avenue, Suite #220
Greenwood Village, Colorado 80111
Attn: James R. Hill
Email: jhill@hill-companies.com
With a copy to:    Otten, Johnson Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street
Denver, Colorado 80202
Attention: Thomas Macdonald
E-mail: mac@ottenjohnson. com
If to Purchaser:    The Muse Owner, LLC

332 S. Michigan Avenue, Ninth Floor
Chicago, Illinois 60604
Attn: Robert J. Lange
Email: robert.lange@highlandsreit.com
With copies to:    Levenfeld Pearlstein, LLC
Two North LaSalle Street, Suite 1300
Chicago, Illinois 60602
Attention: Elizabeth C. O’Brien, Esq.
E-mail: eobrien@lplegal.com
Any counsel designated above or any replacement counsel which may be designated respectively by either party or such counsel by written notice to the other party is hereby authorized to give notices hereunder on behalf of its respective client.

10.6    Binding Effect. This Agreement shall not be binding in any way upon the parties hereto unless and until this Agreement is fully executed by Seller and Purchaser.
10.7    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. No waiver by either party of any failure or refusal to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
10.8    Notification Letters. Purchaser shall deliver (or cause to be delivered) the Tenant Notices and the Vendor Notices to each of the tenants under the Leases and the vendors under the assigned Operating Agreements. The provisions of this paragraph shall survive Closing.
10.9    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 PM, Denver time. The term “business day” as used herein shall mean any day that federal banks are open for business within the State in which the Property is located, other than Saturdays and Sundays.
10.10    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.11    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.12    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement, but without any obligation on the part of either party to incur any liability or make any undertaking beyond that provided in this Agreement. The provisions of this Section 10.12 shall survive Closing.
10.13    Counterparts/Facsimile Execution. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. A counterpart of this Agreement transmitted by electronic means (including so-called PDF) or facsimile will, if it is executed, be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature with the same binding legal effect as an original executed counterpart of this Agreement.
10.14    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.15    Applicable Law. This Agreement is performable in the state in which the Land is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Land is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Land is located. Purchaser and Seller agree that the provisions of this Section 10.15 shall survive the Closing of the transaction contemplated by this Agreement.
10.16    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
10.17    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
Exhibit A     Legal Description of the Land
Exhibit B    Rent Roll
Exhibit C     Operating Agreements Schedule
Exhibit D     Personal Property
Exhibit E     Form of Deed
Exhibit F     Form of Bill of Sale
Exhibit G     Form of Assignment of Leases
Exhibit H     Form of Assignment of Operating Agreements and Intangibles
Exhibit I     Form of Tenant Notice
Exhibit J     Form of Bring-Down Certificate
Exhibit K     Form of Certificate of Non-Foreign Status
Exhibit L     Form of Vendor Notice
Exhibit M     Form of Escrow Agreement
10.18    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
10.19    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.20    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.21    Survival. The provisions of this Article 10 and any other provisions of this Agreement which by their terms are intended to be performed or be applicable after Closing shall survive Closing and shall not be merged into the execution and delivery of the Deed (subject to any express limitation upon the time period of such survival contained herein, including Section 5.3.1). The foregoing is in addition to and not in exclusion of any survival provisions elsewhere set forth in this Agreement.
10.22    No Recordation. Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed of public record and any breach of this covenant shall, unless the party not placing same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under Article 6. Notwithstanding the foregoing, Purchaser shall be permitted to record a memorandum of the terms hereof or affidavit of this Agreement in the event that Purchaser institutes a suit or action against Seller to enforce the terms of this Agreement pursuant to Purchaser’s right of specific performance hereunder.
10.23    Limited Liability. Prior to the Closing, Purchaser’s recourse for any breach or default hereunder by Seller shall be limited solely to the assets of Seller. Following the Closing, to the extent that Seller may be liable to Purchaser for any breach or default pursuant to the express provisions of this Agreement, then, subject to the limitations set forth in Section 5.3, Section 6.3 and elsewhere in this Agreement, recourse may be had by Purchaser solely under the Escrow Agreement against any asset of the Seller, including without limitation, Seller’s interest in the proceeds of the sale, assignment and transfer of the Property pursuant to this Agreement. Purchaser shall have no recourse against any member or affiliate of Seller.
10.24    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE RETAINED COUNSEL OF THEIR OWN CHOOSING AND SUCH COUNSEL HAS FULLY EXPLAINED THE CONTENT AND LEGAL EFFECT OF THIS SECTION. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.
10.25    Indemnification. Seller hereby agrees to defend, indemnify and hold Purchaser and all directors, officers, shareholders, affiliates, members, managers, partners, employees and agents of Purchaser (each, a “Purchaser Indemnified Party”) harmless from and against all losses, damages, costs and expenses incurred by a Purchaser Indemnified Party (including, without limitation, legal fees and disbursements) arising out of any third-party tort claims and related litigation, actions or proceedings based on actions or events occurring prior to the Closing Date (other than any such matter or thing that is caused by the actions of a Purchaser Indemnified Party). The provisions of this Section 10.25 shall survive the Closing.
10.26    Tax-Deferred Exchange. Seller and Purchaser acknowledge that either one or both of them may be entering into this transaction in connection with a tax-deferred exchange (the “Exchange”). If requested by either party, the other party shall cooperate with the requesting party in effectuating such Exchange, including executing any documents, instruments or agreements reasonably requested by the requesting party, provided the other party shall not be obligated to (i) expend any costs in connection with such Exchange or (ii) accept or assume any additional obligations or liabilities in connection with such Exchange.
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IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Purchase and Sale Agreement as of the Effective Date.

SELLER:
HILL UNIVERSITY PARTNERS OWNER, LLC, a Delaware limited liability company
By: /s/ James R. Hill
James R. Hill, Authorized Representative
PURCHASER:
THE MUSE OWNER LLC,
a Delaware limited liability company

By: HIGHLANDS REIT, INC., a Maryland corporation

By: /s/ Richard Vance________________________________
Richard Vance, President

S-1

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Purchase and Sale Agreement as of the Effective Date.

SELLER:
HILL UNIVERSITY PARTNERS OWNER, LLC, a Delaware limited liability company
By:
James R. Hill, Authorized Representative
PURCHASER:
THE MUSE OWNER LLC,
a Delaware limited liability company

By: HIGHLANDS REIT, INC., a Maryland corporation

By: /s/ Richard Vance
Richard Vance, President

S-1

JOINDER OF ESCROW HOLDER
Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions hereof.

FIDELITY NATIONAL TITLE INSURANCE COMPANY
By:
Name:
Title:
Date:
File #

Joinder